Exhibit 99.1

FOR IMMEDIATE RELEASE	Investor Relations
Contact: James Zeumer
Vice President
(248) 433-4597
email: jim.zeumer@pulte.com

Media Relations
Contact: Valerie Dolenga
Corporate Communications
(248) 433-4633
email: valerie.dolenga@pulte.com

PULTE HOMES REPORTS RECORD FOURTH QUARTER FINANCIAL RESULTS

•	Fourth Quarter Income From Continuing Operations Increases 44%

•	Earnings Per Diluted Share from Continuing Operations Increase 40% to $1.95 (split adjusted), as Net Income from Continuing Operations Climbs to $248 Million

•	Fourth Quarter Net New Orders Increase 31% to 8,465 Homes

•	Quarter-end Backlog Up 32% to 13,952 Homes, Valued at $4.1 Billion

•	Company Raises Guidance for 2004 Earnings from Continuing Operations to a Range of $6.00 to $6.25 (split adjusted) Per Diluted Share

     Bloomfield Hills, MI, January 28, 2004 - Pulte Homes, Inc. (NYSE: PHM) today announced record financial results for its fourth quarter and year ended December 31, 2003. For the quarter, net income from continuing operations increased 44% to a record $248.0 million, as compared to $172.0 million in 2002. Fourth quarter earnings per diluted share from continuing operations increased 40% to $1.95 (split adjusted), as compared to prior year earnings per diluted share of $1.39 (split adjusted). All “per share” results have been adjusted for the Company’s two-for-one stock split that was announced on December 11, 2003, and effective as of January 2, 2004.

     Consolidated fourth quarter revenues for the Company increased 23% to a record $3.1 billion. For the year, Pulte reported record consolidated revenues of $9.0 billion, representing a 21% increase over the prior year and the first time the Company’s revenues have topped $9 billion.

     “The strength of our fourth quarter and full year results reflects the success of Pulte’s unique segmentation strategy that emphasizes serving all major buyer segments. In addition, we continue to focus on driving more of every revenue dollar to the bottom line,” said Richard J. Dugas, Jr., President and CEO of Pulte Homes. “Our success in these areas has also resulted in the Company achieving targeted improvements in returns on equity and invested capital.”

     “Given our record backlog, accelerating order rates and improving margins, we are raising our earnings guidance for 2004,” added Mr. Dugas. “Based on current market conditions, we project 2004 earnings from continuing operations to be in the range of $6.00 to $6.25 per diluted share, or a growth rate of 22% to 27% over 2003.”

Fourth Quarter Results

     Revenues from domestic homebuilding settlements for the fourth quarter increased 24% to a record $2.9 billion. Higher revenues for the period were the result of a 6% increase in average selling price to $261,000, combined with a 17% increase in total home deliveries to a fourth quarter record 11,159 houses. The higher average selling price for the period reflects a combination of price increases and changes in the mix of homes delivered.

     Fourth quarter domestic homebuilding pretax income increased 43% to $399.7 million, as compared to prior year pretax income of $278.8 million. Pretax income for the period reflects a 150 basis point increase in gross margins from home sales resulting from price increases realized during the quarter, a favorable product mix and an improvement in overall operating efficiencies. Selling, General & Administrative expenses as a percent of home settlement revenues increased 20 basis points to 8.6%.

     Land sales during the quarter generated $115.3 million in revenues and $40.8 million in gross profits, as compared to $89.8 million and $27.4 million, respectively, in 2002. Land sales are an important component of the Company’s domestic homebuilding operations, but can fluctuate quarter-to-quarter depending upon the timing of individual land transactions.

     Domestic net new home orders for the quarter were 8,465, up 31% from the prior year fourth quarter orders of 6,458 homes. Pulte’s ending backlog for its domestic operations was valued at $4.1 billion (13,952 homes), as compared to $2.9 billion (10,605 homes) in 2002.

     Fourth quarter pretax income for the Company’s financial services operations totaled $17.5 million, down slightly from prior year pretax income of $19.1 million as gains associated with increased loan origination volumes were partially offset by a less favorable interest rate environment. Higher homebuilding volumes, combined with an expanded capture rate of 83%, helped to drive loan production for the period to 9,083 loans.

     For the fourth quarter, Pulte’s International operations reported pretax income of $3.1 million, as compared to $3.3 million in 2002. Improved fourth quarter performance in the Company’s Mexico and Puerto Rico operations was offset by reduced profitability in Argentina. As previously announced, the Company is in the process of evaluating various long-term strategic alternatives with regard to its International operations.

Full Year Results

     For the year ended December 31, 2003, Pulte Homes’ net income from continuing operations increased 39% to $617.3 million, as compared to prior year net income of $444.6 million. Diluted earnings per share from continuing operations for 2003 were $4.91 per share (split adjusted), an increase of 36% over prior year earnings per diluted share of $3.60. Consolidated revenues for the period were $9.0 billion, up from $7.5 billion in 2002.

     Revenues from domestic homebuilding settlements for 2003 were $8.5 billion, up 21% over the prior year. Higher revenues for the period resulted from a 7% increase in average selling price to $259,000, combined with a 13% increase in the number of homes closed which totaled a record 32,693 homes. The increase in average selling price for the period reflects a combination of price increases and a favorable change in the mix of product closed during the period.

     Domestic homebuilding pretax income for the year increased 39% to a record $998.8 million, as compared to prior year pretax income of $719.0 million. Gross margins from home sales for the period increased 120 basis points to 20.6%. This improvement was partially offset by a 20 basis point increase in SG&A expense as a percent of home settlement revenues. Land sales for the year generated $65.9 million in gross margin, as compared to $53.0 million in 2002.

     For 2003, Pulte’s financial services operations reported pretax income of $68.8 million, up 3% from prior year pretax income of $66.7 million. The improvement was driven by an increase in loan originations and a higher capture rate of approximately 83%, as compared to 78% in 2002.

     Pulte’s International operations reported pretax income for 2003 was $3.3 million, as compared to pretax income of $5.1 million in 2002. Gains in the Company’s Puerto Rico operations were offset by weaker results in Mexico and Argentina.

     A conference call discussing Pulte Homes’ fourth quarter results will be held Thursday, January 29, 2004, at 8:30 a.m. Eastern Time, and web cast live via Pulte.com. Interested investors can access the call via the Company’s home page at www.pulte.com.

Certain statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (1) general economic and business conditions; (2) interest rate changes and the availability of mortgage financing; (3) the relative stability of debt and equity markets; (4) competition; (5) the availability and cost of land and other raw materials used by the Company in its homebuilding operations; (6) the availability and cost of insurance covering risks associated with our business; (7) shortages and the cost of labor; (8) weather related slowdowns; (9) slow growth initiatives and/or local building moratoria; (10) governmental regulation, including the interpretation of tax, labor and environmental laws; (11) changes in consumer confidence and preferences; (12) required accounting changes; (13) terrorist acts and other acts of war; and (14) other factors over which the Company has little or no control.

About Pulte Homes

Pulte Homes, Inc., (www.pulte.com) based in Bloomfield Hills, Michigan, has operations in 44 markets across the United States. Under its Del Webb (www.delwebb.com) brand, the Company is also the nation’s leading builder of active adult communities for people age 55 and older. Over its history, the Company has constructed more than 370,000 homes and has been named Builder of the Year for 2002 by Professional Builder magazine. Pulte Mortgage LLC is a nationwide lender committed to meeting the financing needs of Pulte Homes’ customers by offering a wide variety of loan products and superior customer service.

/Web site: http://www.pulte.com/

Pulte Homes, Inc.
Condensed Consolidated Results
Of Operations
(000’s omitted, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,

	2003	2002	2003	2002

CONSOLIDATED RESULTS:
Revenues:
Homebuilding	$3,107,284	$2,515,397	$8,929,798	$7,363,989
Financial Services	30,626	31,926	115,847	106,628
Corporate	438	686	3,281	1,202

Total Revenues	$3,138,348	$2,548,009	$9,048,926	$7,471,819

Pre-tax income (loss):
Homebuilding	$402,843	$282,031	$1,002,161	$724,067
Financial Services	17,491	19,139	68,846	66,723
Corporate	(20,335)	(19,198)	(75,351)	(61,968)

Income from continuing operations before income taxes	399,999	281,972	995,656	728,822
Income taxes	(152,013)	(109,928)	(378,334)	(284,221)

Income from continuing operations	247,986	172,044	617,322	444,601
Income (Loss) from discontinued operations	(92)	(160)	7,312	9,044

Net income	$247,894	$171,884	$624,634	$453,645

EARNINGS PER SHARE — ASSUMING DILUTION:
Income from continuing operations	$1.95	$1.39	$4.91	$3.60
Income (Loss) from discontinued operations	—	—	.06	.07

Net income	$1.94	$1.39	$4.97	$3.67

Shares used in per share calculations	127,464	123,648	125,730	123,492

Certain 2002 classifications have been changed to conform with the 2003 presentation. In addition, all share and per share amounts have been restated to retroactively reflect the stock split announced December 11, 2003 and effected January 2, 2004.

Pulte Homes, Inc.
Condensed Consolidated Balance Sheets
($000’s omitted)
(Unaudited)

	December 31, 2003	December 31, 2002

ASSETS
Cash and equivalents	$404,092	$613,168
Unfunded settlements	122,300	60,641
House and land inventories	5,528,410	4,293,597
Land, not owned, under option agreements	73,256	—
Residential mortgage loans available-for-sale	541,126	600,339
Goodwill	307,693	307,693
Intangible assets	143,704	151,954
Other assets	952,917	861,063

	$8,073,498	$6,888,455

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Accounts payable, accrued and other liabilities	$1,915,725	$1,565,131
Collateralized short-term debt, recourse solely to applicable subsidiary assets	479,287	559,621
Income taxes	79,391	90,009
Senior notes and subordinated debentures	2,150,972	1,913,268

Total Liabilities	4,625,375	4,128,029
Shareholders’ Equity	3,448,123	2,760,426

	$8,073,498	$6,888,455

Certain 2002 classifications have been changed to conform with the 2003 presentation.

Pulte Homes, Inc.
Segment Data
($000’s omitted)

	Three Months Ended
	December 31,

	2003	2002

HOMEBUILDING:
Pre-tax income:
Domestic	$399,706	$278,755
International	3,137	3,276

Total Homebuilding	$402,843	$282,031

Domestic Homebuilding:
Home sales (settlements)	$2,916,448	$2,353,696
Land sales	115,332	89,801

Domestic Homebuilding
Revenue	3,031,780	2,443,497
Home cost of sales	(2,306,319)	(1,896,768)
Land cost of sales	(74,570)	(62,444)
Selling, general & administrative expense	(252,185)	(197,099)
Other income (expense), net	1,000	(8,431)

Pre-tax income	$399,706	$278,755

International Homebuilding:
Home sales (settlements)	$75,504	$71,900
Cost of sales	(61,410)	(57,636)
Selling, general & administrative expense	(10,751)	(10,243)
Other income (expense), net	169	(161)
Minority Interest	(1,427)	(1,178)
Equity in income of joint venture operations	1,052	594

Pre-tax income	$3,137	$3,276

FINANCIAL SERVICES:
Pre-tax income	$17,491	$19,139

CORPORATE:
Pre-tax loss:
Net interest expense	$(10,653)	$(9,731)
Other Corporate expense, net	(9,682)	(9,467)

Total Corporate	$(20,335)	$(19,198)

Certain 2002 classifications have been changed to conform with the 2003 presentation. Domestic Homebuilding interest expense, which represents the amortization of capitalized interest, of $28.0 million and $15.6 million for the three months ended December 31, 2003 and 2002, respectively, has been reclassified to home cost of sales. The reclassifications had no impact on reported net earnings.

Pulte Homes, Inc.
Segment Data
($000’s omitted)

	Year Ended
	December 31,

	2003	2002

HOMEBUILDING:
Pre-tax income:
Domestic	$998,822	$719,010
International	3,339	5,057

Total Homebuilding	$1,002,161	$724,067

Domestic Homebuilding:
Home sales (settlements)	$8,482,341	$6,991,614
Land sales	219,320	176,301

Domestic Homebuilding Revenue	8,701,661	7,167,915
Home cost of sales	(6,731,834)	(5,638,162)
Land cost of sales	(153,415)	(123,306)
Selling, general & administrative expense	(820,951)	(664,469)
Other income (expense), net	3,361	(22,968)

Pre-tax income	$998,822	$719,010

International Homebuilding:
Home sales (settlements)	$228,137	$196,074
Cost of sales	(183,271)	(157,056)
Selling, general & administrative expense	(42,126)	(35,029)
Other expense, net	(1,485)	(1,610)
Minority Interest	(1,382)	(1,801)
Equity in income of joint venture operations	3,466	4,479

Pre-tax income	$3,339	$5,057

FINANCIAL SERVICES:
Pre-tax income	$68,846	$66,723

CORPORATE:
Pre-tax loss:
Net interest expense	$(39,364)	$(38,214)
Other Corporate expense, net	(35,987)	(23,754)

Total Corporate	$(75,351)	$(61,968)

Certain 2002 classifications have been changed to conform with the 2003 presentation. Domestic Homebuilding interest expense, which represents the amortization of capitalized interest, of $78.7 million and $48.7 million for the year ended December 31, 2003 and 2002, respectively, has been reclassified to home cost of sales. The reclassifications had no impact on reported net earnings.

Pulte Homes, Inc.
Business Operating Data
($000’s omitted)

	Three Months Ended		Year Ended
	December 31,		December 31,

	2003	2002	2003	2002

HOMEBUILDING UNIT SETTLEMENTS:
Domestic	11,159	9,528	32,693	28,903
International	2,540	2,122	7,120	6,525

Total Pulte settlement units	13,699	11,650	39,813	35,428

HOMEBUILDING SETTLEMENT REVENUES:
Domestic	$2,916,448	$2,353,696	$8,482,341	$6,991,614
International	75,504	71,900	228,137	196,074

Total Pulte settlement revenues	$2,991,952	$2,425,596	$8,710,478	$7,187,688

Domestic Homebuilding Unit settlements:
Northeast	1,087	927	2,692	2,440
Southeast	2,621	2,585	8,234	8,271
Midwest	1,631	1,511	4,936	4,458
Central	2,024	1,734	5,283	4,588
West	3,796	2,771	11,548	9,146

	11,159	9,528	32,693	28,903

Average selling price	$261	$247	$259	$242

Unit net new orders*:
Northeast	687	604	3,098	2,738
Southeast	1,994	1,831	9,021	8,651
Midwest	1,077	987	4,736	4,684
Central	1,231	824	5,125	4,590
West	3,476	2,212	13,009	10,167

	8,465	6,458	34,989	30,830

Unit backlog:
Northeast			1,535	1,129
Southeast			3,726	2,939
Midwest			1,401	1,601
Central			1,156	905
West			6,134	4,031

			13,952	10,605

Dollars in backlog			$4,147,000	$2,857,000

*	Unit net new orders for the year ended December 31, 2003 do not include 1,051 units of acquired backlog.

Pulte Homes, Inc.
Business Operating Data, continued
($000’s omitted)

	Three Months Ended		Year Ended
	December 31,		December 31,

	2003	2002	2003	2002

MORTGAGE
ORIGINATIONS:
Origination volume	9,083	8,114	28,655	23,074

Origination principal	$1,621,100	$1,349,700	$4,989,500	$3,771,000

Pulte Homes, Inc.
Supplemental Information
($000’s omitted)

	Three Months Ended		Year Ended
	December 31,		December 31,

	2003	2002	2003	2002

Corporate interest expense	$11,091	$10,417	$42,645	$39,416
Homebuilding interest expense (included in home cost of sales)	27,999	15,553	78,708	48,697
Financial Services interest expense	1,963	2,049	7,386	6,753

Total interest expense	$41,053	$28,019	$128,739	$94,866

Depreciation & amortization	$10,791	$8,216	$40,160	$39,251